EXHIBIT 99
NEWS RELEASE
FOR IMMEDIATE RELEASE / THURSDAY, JULY 1, 2004
Contact: Chad Hyslop (208) 331-8400
chyslop@americanecology.com     www.americanecology.com
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                         AMERICAN ECOLOGY ANNOUNCES SALE
                  OF OAK RIDGE, TENNESSEE ASSETS TO TOXCO, INC.

        COMPANY ANNOUNCES JULY 21 SECOND QUARTER INVESTOR CONFERENCE CALL

     BOISE, Idaho - Stephen Romano, President and Chief Executive Officer of American Ecology Corporation [NASDAQ: ECOL], today announced that on June 30, 2004 American Ecology completed the sale of principally all of the assets of its discontinued low-level radioactive waste processing facility in Oak Ridge, Tennessee to Toxco Inc., of Anaheim, California.

     "This transaction concludes a successful 2 and half year effort by American Ecology to exit this and other non-core businesses, allowing us to focus on our core hazardous and radioactive waste treatment and disposal business," Romano said, continuing "The 16 acre, State-licensed Oak Ridge facility provides Toxco with an excellent location and the infrastructure to expand their existing business."

     Under the terms of the transaction, Toxco received all of the facility's land, buildings, equipment and licenses, plus $1.65 million in cash in exchange for assuming all environmental obligations, including the costs for future closure and decommissioning of the facility at the end of its operational life. The transaction relieved $4.6 million of environmental liabilities from American Ecology's balance sheet and will result in a gain on sale of approximately $1.0 million, which will be reflected in the Company's financial statements as of June 30, 2004.

     American Ecology acquired the Oak Ridge low-level radioactive waste processing facility in 1994 and operated the business through subsidiary American Ecology Recycle Center Inc. Commercial


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operations were discontinued in December 2002, followed by reductions in the facility's labor force. All customer waste was removed from the facility by July, 2003.

     "We're very pleased to close this chapter in American Ecology's history," Romano concluded.

     With the sale complete, the Company will re-evaluate its valuation allowance against its deferred tax asset and its expected ability to utilize those net operating loss carry-forwards specifically related to past operation of the Oak Ridge facility. This re-evaluation should result in a significant tax benefit, which will be addressed in the Company's financial results for the quarter ending June 30, 2004.

     American Ecology Corporation will announce financial results for the quarter ending June 30, 2004 on Tuesday, July 20 at the close of trading on the
Nasdaq National Stock Market.   Company management will host an investor
conference call on Wednesday, July 21 at 10:00 a.m. Mountain Time to discuss second quarter results and the financial impact of the Oak Ridge asset sale. Interested parties may participate in the investor conference by calling 1-888-747-3446.

     American Ecology Corporation, through its subsidiaries, provides radioactive, PCB, hazardous and non-hazardous waste treatment and disposal services to commercial and government customers throughout the United States, such as nuclear power plants, steel mills, medical and academic institutions, refineries and chemical manufacturing facilities. Headquartered in Boise, Idaho, American Ecology is the oldest radioactive and hazardous waste services company in the United States.

     This press release contains forward-looking statements that are based on our current expectations, beliefs, and assumptions about the industry and markets in which American Ecology Corporation and its subsidiaries operate. Actual results may differ materially from what is expressed herein and no assurance can be given that the company can generate future earnings, prevail in pending litigation, or remain free of liability for its retained Oak Ridge obligations. For information on factors that could cause actual results to differ from expectations, please refer to American Ecology


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Corporation's Report on Form 10-K, and most recent Form 10-Q filed with the
Securities and Exchange Commission.

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